Exhibit 99.1

Eddie Lehner Appointed to the Board of Directors

(Chicago – February 22, 2022) – Ryerson Holding Corporation (NYSE: RYI) (“Ryerson”), a leading value-added processor and distributor of industrial metals, announced today the appointment of President and Chief Executive Officer (“CEO”) Eddie J. Lehner, to the Board of Directors (“Board”), expanding the Board from seven to eight members.

“Eddie has been a tremendous leader and his accomplishments as president and CEO have been transformative for Ryerson,” said Jacob Kotzubei, a member of Ryerson’s Board. “He brings to this appointment a deep knowledge of the metals industry and a fantastic track record of executing on his vision for Ryerson. The Board looks forward to continuing to work with him in this expanded capacity.”

Mr. Lehner joined Ryerson in 2012 as its chief financial officer before becoming president and CEO in 2015. Prior to joining Ryerson, Mr. Lehner served as the chief financial officer of PSC Metals, Inc., a diversified metals company, and before that, as the chief financial officer of SeverCorr, LLC., a primary steel manufacturing company. Mr. Lehner’s career also includes senior general management, operational, financial, accounting, tax, and consulting roles for Nucor Corporation, Birmingham Steel Corporation, and Deloitte & Touche LLP.

“It is my true honor to join the Board at this moment in Ryerson’s storied history with gratitude and humility,” said Mr. Lehner. “The work we have done as an organization to improve Ryerson’s financial condition as well as the industrial metals customer experience has come a long way, however our best work together is still to come. We have applied our efforts and succeeded through a unique gamut of business conditions, which is a testament to the strength and resiliency of the entire Ryerson team. I look forward to continuing our progress as a member of the Board in addition to my current president and CEO responsibilities.”

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,000 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Safe Harbor Provision

Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2020, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Media and Investor Contact:

Jorge Beristain

Vice President - Finance

312.292.5040

investorinfo@ryerson.com